Exhibit 10.7

Patent License Agreement

This Patent License Agreement (this "Agreement") is made as of March 15, 2008, by and between Zhengzhou Aluminum Co., Ltd. (“Zhengzhou Aluminum”) and Zhengzhou Shensheng Aluminum Foil Co., Ltd. (“Shensheng Aluminum”). Shensheng Aluminum is wholly owned by Zhengzhou Aluminum. For the development of Shensheng Aluminum, Zhengzhou Aluminum grants Shensheng Aluminum to use the patents below:

I．Zhengzhou Aluminum owns the following patents legally:

1.	patent of invention
Name: Short thin foil production technology process
No.: ZL200610018043.8
Effective Date: January 9, 2008
Term of validity: 20 years
2.	utility model patent
Name: Curved board purge
No.: ZL200620030982.X
Effective Date: Aug 8, 2007
Term of validity: 10 years
3.	utility model patent
Name: Gas furnace waste heat utilization equipment
No.: ZL200620030977.9
Effective Date: Oct 3, 2007
Term of validity: 10 years
4.	utility model patent
Name: Degreasing recovery
No.: ZL200620030983.4
Effective Date: Aug 15, 2007
Term of validity: 10 years
5.	utility model patent
Name: Oil cooler clean roller guide
No.: ZL200620030978.3
Effective Date: Aug 8, 2007
Term of validity: 10 years
6.	utility model patent
Name: Scrap aluminum cleaner
No.: ZL200620030981.5
Effective Date: Sep 5, 2007
Term of validity: 10 years
7.	utility model patent
Name: Simple container loader
No.: ZL200620030980.0
Effective Date: Sep 12, 2007
Term of validity: 10 years

8.	utility model patent
Name: 90°simple flip device
No.: ZL200620030984.9
Effective Date: Aug 15, 2007
Term of validity: 10 years
9.	utility model patent
Name: Multi-line degassing device
No.: ZL200620030979.8
Effective Date: Aug 29, 2007
Term of validity: 10 years
II. Zhengzhou Aluminum grants Shensheng Aluminum to use the licensed patent non-exclusively.
III. Zhengzhou Aluminum grants Shensheng Aluminum to use the licensed patent free.
IV. This licensing period is 9 years from the date of this Agreement. When this Agreement expired, two parties will decide whether extend or not.
V. Zhengzhou Aluminum ensures the valid of the patent during the period of this Agreement, and takes the responsibility of the fees.
VI. According to the requirements of Shensheng Aluminum, Zhengzhou Aluminum should provide the relevant documents and necessary training.
VII. Shensheng Aluminum should keep the patent secret.
VIII. Shensheng Aluminum should pay the fees of documents and training (see VI) to Zhengzhou Aluminum.
IX. During the usage period of the patent, Shensheng Aluminum develops new technique based on the authorized patent mentioned in this contract, and Shensheng Aluminum has the right to apply the patents, but must grant Zhengzhou Aluminum to use the new patents free.
X.If Shensheng Aluminum grants other companies to use the patents above, Shensheng Aluminum should pay 120% the value of the patent to Zhengzhou Aluminum. If it hasn’t produced the product, the punishment should be 1 Million RMB for one patent.
XI. If Zhengzhou Aluminum transfers the right of the patent, Shensheng Aluminum has the priority to get it. And then Shensheng Aluminum should grants Zhengzhou Aluminum to use it free.
XII. Zhengzhou Aluminum grants Shensheng Aluminum to use the copy the patents license (see exhibit).
XIII. In case of dispute raised, both parties shall solve it through friendly consultation, otherwise each can sue to the court.
XIV. After both parties sign this Agreement, it’ll be effective. This agreement has two original pieces, each party holds one.

Zhengzhou Aluminum Co., Ltd.

/s/ Congfu Li
Authorized Signatory

Zhengzhou Shensheng Aluminum Foil Co., Ltd.

/s/ Chuanhong Xie
Authorized Signatory